Exhibit 99.1
ALLERGAN REPORTS FOURTH QUARTER OPERATING RESULTS
•	Pharmaceutical Sales Increased 11.3 Percent for the Fourth Quarter

•	Board of Directors Declares Fourth Quarter Dividend
(IRVINE, Calif., February 2, 2006) — Allergan, Inc. (NYSE: AGN) today announced operating results for the fourth quarter ended December 31, 2005. Allergan also announced that its Board of Directors has declared a fourth quarter dividend of $0.10 per share, payable on March 14, 2006 to stockholders of record on February 17, 2006.
Operating Results
For the quarter ended December 31, 2005:
•	Allergan’s net sales were $594.9 million.

•	Pharmaceutical sales increased 11.3 percent, or 11.7 percent at constant currency, compared to pharmaceutical sales in the fourth quarter of 2004.

•	Allergan reported $0.90 diluted earnings per share compared to the $0.85 diluted earnings per share reported for the fourth quarter of 2004. The reported $0.90 diluted earnings per share includes:
•	the incurrence of net restructuring charges related to:
•	the scheduled termination of Allergan’s manufacturing and supply agreement with Advanced Medical Optics (AMO);

•	the streamlining of Allergan’s research and development and select commercial activities throughout Europe; and

•	the re-organization of Allergan’s operations in Japan as a result of Allergan’s development and promotion arrangements with GlaxoSmithKline (GSK) relating to Botox®;
•	the incurrence of transition and duplicate operating expenses related to the streamlining activities throughout Europe mentioned above;

•	the recognition of a loss on the sale of assets that were primarily used for contract manufacturing and the distribution of AMO related products in Ireland;

•	the incurrence of non-capitalized charges associated with Allergan’s proposed acquisition of Inamed Corporation;

•	the recognition of a gain on the sale of a former manufacturing plant in Argentina;

•	a decrease in the amount of taxes previously estimated in connection with the repatriation of foreign earnings that had been permanently re-invested outside the United States;
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•	a reduction in the estimated tax benefit related to the resolution of several significant income tax audit issues related to tax years currently under examination or not yet settled through expiration of the statute of limitations; and

•	the effect of an unrealized gain on the mark-to-market adjustment to foreign currency derivative instruments.
The items above included in diluted earnings per share total $2.3 million, which consists of $8.4 million pre-tax less $6.1 million related to the provision for income taxes.

•	Allergan’s adjusted diluted earnings per share were $0.91, representing a 5.8 percent increase compared to adjusted diluted earnings per share of $0.86 reported for the fourth quarter of 2004. The adjusted diluted earnings per share of $0.91 compares to guidance provided in November 2005 of $0.88 to $0.89. Adjusted diluted earnings per share for the fourth quarter of 2005 exclude the items outlined above and a reconciliation of the adjustments made from reported earnings per share to adjusted diluted earnings per share is contained in the financial tables of this document.
“We are extremely pleased with our sales growth and performance in 2005 and we believe Allergan is well-positioned for the future as we continue to build leadership positions in our specialties.” said David E.I. Pyott, Allergan’s Chairman of the Board, President and Chief Executive Officer. “Additionally, we continue to make excellent progress toward completing the Inamed acquisition and we look forward to offering the benefits of the transaction to our customers, patients, employees and our stockholders, as we create this leading global medical aesthetics franchise.”
For full year 2005, therapeutic sales accounted for approximately 57% of total Botox® (botulinum toxin type A) sales and therapeutic sales grew at approximately 16%. For full year 2005, cosmetic sales accounted for approximately 43% of total Botox® sales and cosmetic sales grew at approximately 21%.
As a result of Allergan’s development and promotion agreements with GSK, Allergan has provided 2005 and 2004 quarterly Botox® net sales in Japan, which are contained in the financial tables of this document. For full years 2005 and 2004, Botox® net sales in Japan were $38.8 million and $32.5 million, respectively.
Product and Pipeline Update
During the fourth quarter of 2005:
•	On October 3, 2005, Allergan announced that it entered into a long-term agreement with GSK to develop and promote Allergan’s Botox® in Japan and China and to co-promote GSK’s products Imitrex STATdose System® (sumatriptan succinate) and Amerge® (naratriptan hydrochloride) in the United States.
•	On October 3, 2005, Allergan made a milestone payment to Acadia Pharmaceuticals in connection with the advancement of a clinical program directed at novel treatments for neuropathic pain.
•	On October 24, 2005, Allergan entered into an agreement with NPS Pharmaceuticals to promote Restasis® (cyclosporine ophthalmic emulsion 0.05%) to rheumatologists in the United States.
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•	On December 29, 2005, the United District Court for the Northern District of California granted a temporary restraining order in the Acular® patent infringement case in favor of Allergan against Apotex, Inc., Apotex Corp., and Novex Pharma. In its ruling, the District Court ordered that the defendants “are restrained and enjoined, pending the Court’s decision as to whether a preliminary injunction should issue, from commercially manufacturing, using, offering to sell, or selling within the United States or importing into the United States” the generic version of Acular®.
Following the fourth quarter of 2005:
•	Allergan received approval for Botox® in the United Kingdom (UK) (from the Medicines Healthcare product and Regulatory Agency) and in Germany (from the Bundesinstitut fur Arzneimittel und Medizinprodukte) for the treatment of moderate to severe glabellar lines in adult women and men aged 65 and younger. With dosing specific to treat glabellar lines, Botox® for cosmetic use will be marketed in the UK and Germany under the brand name Vistabel® and is the only brand of botulinum toxin type A licensed for glabellar lines in these countries.
Inamed Acquisition
On November 15, 2005, Allergan announced its proposal to acquire Inamed Corporation for a per share consideration of $84.00 in cash or 0.8498 of a share of common Allergan stock, subject to proration. Allergan and Inamed are continuing to work with the Federal Trade Commission (FTC) to obtain clearance of the transaction. Allergan is making good progress and will separately announce when the FTC has cleared the transaction.
Outlook
Allergan estimates 2006 diluted earnings per share, prior to the acquisition of Inamed, to be between $3.56 and $3.62, which includes a $0.20 negative impact related to the estimated effect of expensing stock options in accordance with Financial Accounting Standards Board Statement No. 123R (FAS 123R). Consistent with the Securities and Exchange Commission’s requirement, Allergan will begin implementing FAS 123R in the first fiscal quarter of 2006.
Allergan anticipates that the acquisition of Inamed will be neutral to its 2006 diluted earnings per share guidance which excludes the following non-GAAP adjustments:
•	amortization of acquired intangible assets associated with the proposed Inamed acquisition;

•	merger-related integration and transition costs associated with the proposed Inamed acquisition; and

•	purchase accounting adjustments related to inventory and in-process research and development associated with the proposed Inamed acquisition.
The estimated pre-tax impact from expensing stock options under FAS 123R is approximately $44.0 million and the estimated allocation is as follows:
•	approximately 7% to Cost of Sales

•	approximately 22% to Research and Development

•	approximately 71% to SG&A
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Allergan intends to provide additional 2006 guidance for the combined company following FTC clearance of the Inamed acquisition and the completion of the exchange offer.
Forward-Looking Statements
In this press release, the statements regarding new product development, market potential, expected growth, efficiencies, costs and savings, as well as the outlook for Allergan’s earnings per share and revenue forecasts, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.
Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance, of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; and the state of the economy worldwide, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting Allergan and its Businesses” in Allergan’s 2004 Form 10-K and Allergan’s Form 10-Q for the quarter ended September 30, 2005. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.
Allergan has filed a Registration Statement on Form S-4 and a Tender Offer Statement on Schedule TO in connection with the exchange offer. Inamed stockholders should read those filings, and any other filings made by Allergan with the SEC in connection with the proposed Inamed acquisition, as they contain important information. These SEC filings, as well as Allergan’s other public SEC filings, can be obtained without charge at the SEC’s website at www.sec.gov, and at www.Allergan.com.
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About Allergan, Inc.
Allergan, Inc., with headquarters in Irvine, California, is a technology-driven, global health care company providing specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the ophthalmology, neurosciences, medical dermatology, medical aesthetics and other specialty markets that deliver value to its customers, satisfy unmet medical needs, and improve patients’ lives.
Allergan Contacts
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Ashwin Agarwal (714) 246-4582 (investors)
Caroline VanHove (714) 246-5134 (media)
Heather Katt (714) 246-6224 (media)
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ALLERGAN, INC.
Condensed Consolidated Statements of Earnings and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Three months ended
in millions, except per share amounts	December 31, 2005				December 31, 2004
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Product sales
Net sales	$594.9	$–		$594.9	$556.2	$–		$556.2
Cost of sales	95.3	(0.1	)(a)(c)	95.2	103.8	–		103.8

Product gross margin	499.6	0.1		499.7	452.4	–		452.4

Selling, general and administrative	224.4	(1.8	)(a)(b)(g)(h)	222.6	206.1	–		206.1
Research and development	107.5	(0.4	)(a)	107.1	88.0	–		88.0
Restructuring charges	6.2	(6.2	)(c)	–	7.0	(7.0	)(i)	–

Operating income	161.5	8.5		170.0	151.3	7.0		158.3

Interest income	12.4	–		12.4	7.3	–		7.3
Interest expense	(5.7)	–		(5.7)	(3.9)	–		(3.9)
Unrealized gain (loss) on derivative instruments, net	0.1	(0.1	)(d)	–	(0.5)	0.5	(d)	–
Gain on investments	–	–		–	0.3	–		0.3
Other, net	0.4	–		0.4	6.5	(6.5)	(e)	–

	7.2	(0.1)		7.1	9.7	(6.0)		(3.7)

Earnings before income taxes and minority interest	168.7	8.4		177.1	161.0	1.0		162.0

Provision for income taxes	46.5	6.1	(f)	52.6	48.2	(1.4)	(j)	46.8
Minority interest	0.2	–		0.2	0.3	–		0.3

Net earnings	$122.0	$2.3		$124.3	$112.5	$2.4		$114.9

Net earnings per share:
Basic	$0.92			$0.94	$0.86			$0.88

Diluted	$0.90			$0.91	$0.85			$0.86

Weighted average number of common shares outstanding:
Basic	132.0			132.0	131.3			131.3
Diluted	136.3			136.3	133.0			133.0

Selected ratios as a percentage of net sales

Gross profit	84.0%			84.0%	81.3%			81.3%
Selling, general and administrative	37.7%			37.4%	37.1%			37.1%
Research and development	18.1%			18.0%	15.8%			15.8%
(a)	Transition/duplicate operating expenses, consisting of Cost of sales of $0.2 million; Selling, general and administrative expense of $1.9 million and Research and development expense of $0.4 million

(b)	Costs related to the pending acquisition of Inamed of $0.4 million

(c)	Restructuring charge of $6.2 million and related inventory adjustment of $(0.1) million

(d)	Unrealized loss on the mark-to-market adjustment to derivative instruments

(e)	Income from revised Vitrase collaboration agreement with ISTA pharmaceuticals

(f)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $8.4 million	$(2.8)
Resolution of uncertain tax positions	1.3
Extraordinary dividends of $674 million under the American Jobs Creation Act of 2004	(2.9)
Additional repatriation of foreign earnings of $85.8 million above extraordinary dividends amount	(1.7)

$(6.1)

(g)	Gain on sale of a former manufacturing plant in Argentina of $0.6 million

(h)	Loss on sales of assets primarily used for AMO Contract Manufacturing of $0.1 million

(i)	Restructuring charge related to the scheduled termination of Allergan’s manufacturing and supply agreement with AMO

(j)	Tax effect for non-GAAP adjustments
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“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and twelve months ended December 31, 2005 and December 31, 2004. Allergan believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
In this press release, Allergan reported the non-GAAP financial measure “adjusted earnings” and related “adjusted diluted earnings per share.” Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Specifically, Allergan believes that a report of adjusted earnings provides consistency in its financial reporting and facilitates the comparison of results of core business operations between its current, past and future periods. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.
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ALLERGAN, INC.
Condensed Consolidated Statements of Earnings and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Twelve months ended
in millions, except per share amounts	December 31, 2005				December 31, 2004
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Product sales
Net sales	$2,319.2	$–		$2,319.2	$2,045.6	$–		$2,045.6
Cost of sales	399.6	(0.5	)(a)(c)	399.1	386.7	–		386.7

Product gross margin	1,919.6	0.5		1,920.1	1,658.9	–		1,658.9

Selling, general and administrative	913.9	10.0	(a)(j)(n)	923.9	778.9	2.4	(h)	781.3
Research and development	391.0	(4.5	)(a)(b)	386.5	345.6	–		345.6
Restructuring charges	43.8	(43.8	)(c)	–	7.0	(7.0	)(o)	–

Operating income	570.9	38.8		609.7	527.4	4.6		532.0

Interest income	35.4	(2.2	)(d)(f)	33.2	14.1	–		14.1
Interest expense	(13.2)	(6.5	)(d)	(19.7)	(18.1)	–		(18.1)
Unrealized gain (loss) on derivative instruments, net	1.1	(1.1	)(e)	–	(0.4)	0.4	(e)	–
Gain on investments	0.8	(0.8	)(l)	–	0.3	–		0.3
Other, net	3.4	(3.5	)(f)	(0.1)	8.8	(11.5)	(k)	(2.7)

	27.5	(14.1)		13.4	4.7	(11.1)		(6.4)

Earnings before income taxes and minority interest	598.4	24.7		623.1	532.1	(6.5)		525.6

Provision for income taxes	209.7	(27.9	)(g)	181.8	154.0	1.8	(i)	155.8
Minority interest	2.9	(3.1	)(m)	(0.2)	1.0	–		1.0

Net earnings	$385.8	$55.7		$441.5	$377.1	$(8.3)		$368.8

Net earnings per share:
Basic	$2.94			$3.37	$2.87			$2.81

Diluted	$2.88			$3.29	$2.82			$2.75

Weighted average number of common shares outstanding:
Basic	131.1			131.1	131.3			131.3
Diluted	134.0			134.0	133.9			133.9

Selected ratios as a percentage of net sales

Gross profit	82.8%			82.8%	81.1%			81.1%
Selling, general and administrative	39.4%			39.8%	38.1%			38.2%
Research and development	16.9%			16.7%	16.9%			16.9%
(a)	Transition/duplicate operating expenses, consisting of Cost of sales of $0.3 million; Selling, general and administrative expense of $3.8 million and Research and development expense of $1.5 million

(b)	Buy-out of license agreement with Johns Hopkins

(c)	Restructuring charge of $43.8 million and related inventory write-offs of $0.2 million

(d)	Interest income related to previously paid state income taxes and reversal of interest expense related to tax settlements

(e)	Unrealized gain on the mark-to-market adjustment to derivative instruments

(f)	Termination of ISTA Vitrase collaboration agreement (including interest income of $0.1 million)

(g)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $24.7 million	$(2.1)
Additional benefit for state income taxes	(1.4)
Resolution of uncertain tax positions	(18.2)
Extraordinary dividends of $674 million under the American Jobs Creation Act of 2004	29.9
Additional repatriation of foreign earnings of $85.8 million above extraordinary dividends amount	19.7

$27.9

(h)	Patent infringement settlement

(i)	Income tax benefit for previously paid state income taxes and tax effect for non-GAAP adjustments

(j)	Gain on sale of assets primarily used for AMO contract manufacturing ($5.7 million), gain on sale of distribution business in India ($7.9 million), and gain on sale of a former manufacturing plant in Argentina ($0.6 million)

(k)	Technology transfer fee and income from revised Vitrase collaboration agreement with ISTA pharmaceuticals

(l)	Gain on sale of third party equity investment

(m)	Minority interest related to gain on sale of distribution business in India

(n)	Costs related to the pending acquisition of Inamed of $0.4 million

(o)	Restructuring charge related to the scheduled termination of Allergan’s manufacturing and supply agreement with AMO
“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
See non-GAAP financial measures disclosure on previous page.
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ALLERGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
in millions	2005	2004
Assets

Cash and equivalents	$1,296.3	$894.8
Trade receivables, net	246.1	243.5
Inventories	90.1	89.9
Other current assets	189.4	147.8

Total current assets	1,821.9	1,376.0

Property, plant and equipment, net	494.0	468.5
Other noncurrent assets	522.2	412.5

Total assets	$2,838.1	$2,257.0

Liabilities and stockholders’ equity

Notes payable	$169.6	$13.1
Convertible notes, net of discount	520.0	—
Accounts payable	92.3	97.9
Accrued expenses and income taxes	267.8	348.6

Total current liabilities	1,049.7	459.6

Long-term debt	57.5	56.5
Long-term convertible notes, net of discount	—	513.6
Other liabilities	182.1	111.1
Stockholders’ equity	1,548.8	1,116.2

Total liabilities and stockholders’ equity	$2,838.1	$2,257.0

Days on Hand (DOH)	86	79

Days Sales Outstanding (DSO)	38	40

Cash, net of debt	$549.2	$311.6

Debt-to-capital percentage	32.5%	34.3%
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10-10-10
ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

in millions, except per share amounts	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004
Net earnings, as reported	$122.0	$112.5	$385.8	$377.1

Non-GAAP earnings per share adjustments:
Restructuring charge (a)	6.1	7.0	44.0	7.0
Inamed transaction costs	0.4	–	0.4	–
Sale of former manufacturing plant in Argentina	(0.6)	–	(0.6)	–
Transition/duplicate operating expense	2.5	–	5.6	–
Buy-out of license agreement with Johns Hopkins	–	–	3.0	–
Gain on sale of distribution business in India	–	–	(7.9)	–
Loss/(gain) on sale of assets primarily used for AMO contract manufacturing	0.1	–	(5.7)	–
Termination of ISTA Vitrase collaboration agreement	–	–	(3.6)
Gain on sale of equity investment	–	–	(0.8)	–
Interest related to previously paid state income taxes and income tax settlements	–	–	(8.6)	–
Technology transfer fee	–	–	–	(5.0)
Income from ISTA Vitrase collaboration	–	(6.5)	–	(6.5)
Patent infringement settlement	–	–	–	(2.4)
Unrealized (gain) loss on derivative instruments	(0.1)	0.5	(1.1)	0.4

	130.4	113.5	410.5	370.6

Tax effect for above items	(2.8)	1.4	(2.1)	4.3
Resolution of uncertain tax positions	1.3	–	(18.2)	–
Tax effect of dividend repatriation	(4.6)	–	49.6	–
State income tax recovery	–	–	(1.4)	(6.1)
Minority interest effect of sale of distribution business in India	–	–	3.1	–

Adjusted diluted earnings	$124.3	$114.9	$441.5	$368.8

Weighted average number of shares issued	132.0	131.3	131.1	131.3

Net shares assumed issued using the treasury stock method for options outstanding during each period based on average market price	2.3	1.2	1.7	1.6

Dilutive effect of assumed conversion of convertible subordinated notes outstanding	2.0	0.5	1.2	1.0

	136.3	133.0	134.0	133.9

Diluted earnings per share, as reported	$0.90	$0.85	$2.88	$2.82

Non-GAAP earnings per share adjustments:
Restructuring charge (a)	0.03	0.04	0.28	0.04
Transition/duplicate operating expense	0.01	–	0.03	–
Buy-out of license agreement with Johns Hopkins	–	–	0.02	–
Gain on sale of distribution business in India	–	–	(0.05)	–
Loss/(gain) on sale of assets primarily used for AMO contract manufacturing	–	–	(0.04)	–
Termination of ISTA Vitrase collaboration agreement	–	–	(0.03)	–
Interest related to previously paid state income taxes and income tax settlements	–	–	(0.04)	–
Technology transfer fee	–	–	–	(0.02)
Patent infringement settlement	–	–	–	(0.01)
Income from ISTA Vitrase collaboration	–	(0.03)	–	(0.03)
Unrealized (gain) loss on derivative instruments	–	–	–	–
Resolution of uncertain tax positions	0.01	–	(0.14)	–
Tax effect of dividend repatriation	(0.04)	–	0.37	–
State income tax recovery	–	–	(0.01)	(0.05)
Minority interest effect of sale of distribution business in India	–	–	0.02	–

Adjusted diluted earnings per share	$0.91	$0.86	$3.29	$2.75

Year over year change	5.8%		19.6%

(a)	Including inventory adjustments reported in cost of sales of $(0.1) million and $0.2 million for the three and twelve month periods ending December 31, 2005, respectively.
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11-11-11
ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)

	Three months ended
	December 31,	December 31,	$ change in net sales			Percent change in net sales
	2005	2004	Total	Performance	Currency	Total	Performance	Currency
in millions

Eye Care Pharmaceuticals	$340.6	$302.0	$38.6	$39.2	$(0.6)	12.8%	13.0%	(0.2)%
Botox/Neuromodulator	227.3	202.9	24.4	25.8	(1.4)	12.0%	12.7%	(0.7)%
Skin Care	27.0	29.5	(2.5)	(2.5)	–	(8.5)%	(8.5)%	–%

Total Pharmaceutical sales	594.9	534.4	60.5	62.5	(2.0)	11.3%	11.7%	(0.4)%

Other (primarily contract sales)	0.0	21.8	(21.8)	(21.8)	–	(100.0)%	(100.0)%	–%

Net sales, as reported	$594.9	$556.2	$38.7	$40.7	$(2.0)	7.0%	7.3%	(0.3)%

Alphagan P, Alphagan and Combigan	$71.1	$63.9	$7.2	$7.6	$(0.4)	11.3%	11.9%	(0.6)%

Lumigan	71.2	61.8	9.4	10.0	(0.6)	15.4%	16.3%	(0.9)%

Other Glaucoma	4.3	4.3	–	–	–	–%	–%	–%

Restasis	53.2	34.3	18.9	18.8	0.1	55.0%	54.9%	0.1%

Domestic	66.9%	68.3%

International	33.1%	31.7%

	Twelve months ended
	December 31,	December 31,	$ change in net sales			Percent change in net sales
	2005	2004	Total	Performance	Currency	Total	Performance	Currency
in millions

Eye Care Pharmaceuticals	$1,321.7	$1,137.1	$184.6	$170.3	$14.3	16.2%	15.0%	1.2%
Botox/Neuromodulator	830.9	705.1	125.8	118.1	7.7	17.8%	16.7%	1.1%
Skin Care	120.2	103.4	16.8	16.7	0.1	16.2%	16.2%	—%

Total Pharmaceutical sales	2,272.8	1,945.6	327.2	305.1	22.1	16.8%	15.7%	1.1%

Other (primarily contract sales)	46.4	100.0	(53.6)	(53.8)	0.2	(53.6)%	(53.8)%	0.2%

Net sales, as reported	$2,319.2	$2,045.6	$273.6	$251.3	$22.3	13.4%	12.3%	1.1%

Alphagan P, Alphagan and Combigan	$277.2	$268.9	$8.3	$6.1	$2.2	3.1%	2.3%	0.8%

Lumigan	267.6	232.9	34.7	32.5	2.2	14.9%	13.9%	1.0%

Other Glaucoma	18.0	19.1	(1.1)	(1.6)	0.5	(5.9)%	(8.5)%	2.6%

Restasis	190.9	99.8	91.1	90.9	0.2	91.2%	91.0%	0.2%

Domestic	67.5%	69.1%

International	32.5%	30.9%
In this press release, Allergan reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts.
Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.
-more-

12-12-12
ALLERGAN, INC.
Supplemental Non-GAAP Information Regarding Botox® Net Sales in Japan
(Unaudited)

	Year ended
	December 31,	December 31,
	2005	2004
Japan Botox® Net Sales (in millions)

Fiscal Quarter 1	$7.9	$6.4
Fiscal Quarter 2	9.4	8.3
Fiscal Quarter 3	10.1	8.3
Fiscal Quarter 4	11.4	9.5

Total Year	$38.8	$32.5

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